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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 13, 1999

                          RACING CHAMPIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction or incorporation)

              0-22635                                 36-4088307
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      (Commission File Number)               (I.R.S. Employer I.D. Number)


                 800 Roosevelt Road
                Building C, Suite 320
                Glen Ellyn, Illinois                          60137
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      (Address of Principal Executive Offices)              (Zip Code)

                                  630-790-3507
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              (Registrant's telephone number; including area code)


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Item 2.  Acquisition or Disposition of Assets.

         On April 13, 1999, Racing Champions Corporation completed its acquisition (the "Ertl Acquisition") of The Ertl Company, Inc. ("Ertl") and certain of Ertl's foreign affiliates from certain subsidiaries of U.S. Industries, Inc. Ertl manufactures, markets and distributes agricultural, imprint die-cast collectibles and hobby model kits. The Ertl Acquisition was consummated through the purchase by certain of Racing Champions' subsidiaries of the stock of Ertl and the stock of Ertl's affiliates in the United Kingdom, Mexico, Hong Kong and Italy and the purchase of certain assets and assumption of certain liabilities of Ertl's affiliate in Canada. The purchase price for the Ertl Acquisition was $104.5 million in cash, which is subject to post-closing adjustment based upon the net worth of the acquired business immediately prior to closing.

         In connection with the Ertl Acquisition, Racing Champions and certain of its subsidiaries entered into a Credit Agreement with First Union National Bank, as lender and agent, and certain other lenders named therein (the "Credit Agreement"). The Credit Agreement provides Racing Champions with a revolving credit facility of up to $60,000,000 and a term loan of $115,000,000. On June 13, 1999, the Company borrowed approximately $139.3 million pursuant to the Credit Agreement, of which approximately $104.5 million was used to fund the Ertl Acquisition.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.

                  It is not practical to provide financial statements of the business acquired at this time. Such unaudited financial statements are expected to be filed in an amendment to this Form 8-K no later than June 27, 1999.

         (b)      Pro forma financial information.

                  It is not practical to provide unaudited pro forma financial information at this time. Such pro forma financial information is expected to be filed in an amendment to this Form 8-K no later than June 27, 1999.

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         (c)      Exhibits

                  2.1--Stock and Asset Purchase Agreement, dated as of April 13,
                           1999, among U.S. Industries, Inc., JUSI Holdings, Inc., USI Overseas Holdings Limited, USI Canada, Inc., Racing Champions Corporation, Racing Champions, Inc., RCNA Holdings, Inc., Racing Champions Worldwide Limited and Racing Champions Limited.

                  99.1--Credit Agreement, dated as of April 13, 1999, by and among Racing Champions Corporation, Racing Champions, Inc., Racing Champions South, Inc., Racing Champions Worldwide Limited, First Union National Bank, as lender and agent, certain other corporations party thereto and the other lenders party thereto.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Racing Champions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RACING CHAMPIONS CORPORATION
Date:  April 28, 1999
                                     BY    /s/ Robert E. Dods
                                       ----------------------------------
                                        Robert E. Dods, Chief Executive
                                                   Officer


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